Exhibit 99.1

The Carlyle Group Announces Third Quarter 2017 Financial Results
Washington, DC, October 31, 2017 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2017.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle is performing well across all metrics enabling us to declare a third quarter common unitholder distribution of $0.56. We are pleased to have resolved and put behind us all of the major challenges that we have faced over the past few years. This is the right time to announce a change in leadership, and we believe the best days for Carlyle are ahead of us.”

Carlyle Co-CEO William E. Conway, Jr. said, “Our carry fund portfolio continued to generate solid returns, with appreciation of 3% in the quarter and up 19% over the past twelve months. Our global investment teams invested nearly $7 billion of capital during the third quarter, the highest quarterly level since our IPO, into a diverse mix of new assets and have deployed over $20 billion of capital during the past twelve months.”

U.S. GAAP results for Q3 2017 included income before provision for income taxes of $166 million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $45 million, or net income per common unit of $0.43, on a diluted basis. U.S. GAAP results for the twelve months ended September 30, 2017 included income before provision for income taxes of $749 million and net income attributable to The Carlyle Group L.P. of $176 million. Total balance sheet assets were $12 billion as of September 30, 2017.

In addition to this release, Carlyle issued a full detailed presentation of its third quarter 2017 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.

Notable Impacts on Q3 2017 Results
Carlyle's Q3 2017 results reflect the financial impacts from commodities related insurance recoveries, the disposal of Urbplan Desenvolvimento Urbano S.A. (“Urbplan”) and a litigation related reserve release:

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Commodities Related Insurance Recovery: Third quarter results included incremental net insurance recoveries related to commodities of $74 million, reducing the cumulative net losses related to this matter that were previously recognized in 2016 and in the first half of 2017. This amount is included in general, administrative and other expense in Global Market Strategies and completes our recovery of general liability insurance proceeds related to this matter, though we continue to pursue additional recoveries of commodity assets and proceeds from marine cargo insurance policies on behalf of affected fund investors. The full amount of the net recovery affected GAAP earnings, Economic Net Income, Fee Related Earnings and Distributable Earnings.

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Disposal of Urbplan: During Q3 2017, Carlyle disposed of its ownership interest in Urbplan, the Brazilian residential subdivision and land development company that had been consolidated into Carlyle's results since 2013. With this transaction, Urbplan has been deconsolidated from Carlyle's financial results. As a result, we recognized a pre-tax loss of $65 million in Real Assets. The GAAP and ENI loss net of related tax benefits was $54 million and $26 million, respectively.  The smaller GAAP tax benefit reflects that The Carlyle Group L.P. owns 29% of Carlyle Holdings whereas ENI assumes that all of the Carlyle Holdings partnership units are converted into common units.

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Carlyle Capital Corporation Litigation Reserve Release: Third quarter results included a $25 million reserve reversal related to the resolution of the Carlyle Capital Corporation (“CCC”) litigation. During the third quarter,

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Carlyle prevailed in the litigation before the Royal Court of Guernsey involving the 2008 insolvency of CCC. The Guernsey trial court decided that Carlyle and Directors of CCC acted reasonably and appropriately in the management and governance of CCC. A reserve had been initiated in 2015 related to this matter, and this reserve was reversed during Q3 2017. This resolution impacts each of our business segments in the line item for Reserve for Litigation and Contingencies, and affects GAAP earnings and Economic Net Income, but not Fee Related Earnings or Distributable Earnings, as the timing of future payment was uncertain at the time the reserve was initiated.
Distributions
The Board of Directors has declared a quarterly distribution of $0.56 per common unit to holders of record at the close of business on November 10, 2017, payable on November 16, 2017.

On September 13, 2017, Carlyle issued 16 million of 5.875% Series A Preferred Units at a price of $25.00 per unit for total gross proceeds of $400 million. Distributions on the Series A Preferred Units, when and if declared, will be payable quarterly on the 15th day of March, June, September and December of each year, beginning December 15, 2017.   Distributions on the Series A Preferred Units are discretionary and non-cumulative. The Board of Directors has declared a quarterly distribution of $0.375347 per Series A Preferred Unit to holders of record at the close of business on December 1, 2017, payable on December 15, 2017. The first distribution on the Series A Preferred Units is calculated based on the date of original issuance.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Tuesday, October 31, 2017, to announce its third quarter 2017 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $174 billion of assets under management across 306 investment vehicles as of September 30, 2017. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,550 people in 31 offices across six continents.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 16, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

Web: www.carlyle.com
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